UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2019

SPAR Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27408 (Commission File No.)	33-0684451 (IRS Employer Identification No.)

333 Westchester Avenue, South Building, Suite 204, White Plains, NY	10604
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (248) 364-7727
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SGRP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     □

Item 8.01	Other Events

Robert G. Brown Demands Directors Either Support His Positions or Resign

The co-founders of SPAR Group, Inc. ("SGRP" and, together with its subsidiaries, the "Company"), Mr. Robert G. Brown and Mr. William H. Bartels, are significant stockholders of SGRP. Mr. Brown was Chairman and an officer and director of SGRP through May 3, 2018 (when he retired), and Mr. Bartels is Vice Chairman and a director and officer of SGRP.  Together Mr. Brown and Mr. Bartels (the "Majority Stockholders") beneficially own as a group a total of approximately 57.6% (or 12.0 million shares) of SGRP's common stock (the "SGRP Common Stock").

On July 10, 2019, Mr. Robert G Brown wrote in an email communication to Arthur B. Drogue, an independent director and Chairman of the SGRP Board, to which he copied Mr. Bartels, Mr. Peter W. Brown and Mr. Jeffery Mayer (each a director), expressing Mr. Brown's concerns with the positions of certain of SGRP's directors (the "July 10 Email"), including the independent directors. The concerns listed in the July 10 Email include SGRP's: (1) initiation of the legal proceedings to maintain the independence of the Board and which lead to the Delaware Settlement (as defined below); (2) opposition to the terms and conditions of the reorganization of SPAR Business Services, Inc., a Nevada corporation formerly known as SPAR Marketing Services, Inc. ("SBS"), that the Board and management of SGRP deemed to be unfavorable to SGRP and its stockholders without appropriate settlement terms and releases (See SGRP's Current Report on Form 8-K as filed with the SEC on August 8, 2019, respecting the negotiated SBS bankruptcy settlement); (3) opposition to the election or appointment of director candidates to the Board whom the independent directors deemed not independent under applicable NASDAQ and SEC rules, including opposing the nomination of Mr. Panos Lazaretos, a long-time associate of the Majority Stockholders and the Majority Stockholders' preferred director candidate (see Search for a Replacement Independent Director, below); and (4) refusal to reimburse the alleged expenses of entities owned by, or affiliated with, the Majority Stockholders, that have not been approved by the Audit Committee and SGRP's management (collectively, the "Brown Demands"). Mr. Bartels has since repeated several of the Brown Demands. Mr. Brown further demanded in the July 10 Email that the directors change their positions and accept the Brown Demands or resign. The Company believes that neither the acquiescence to the Brown Demands nor the resignations of directors who oppose the Brown Demands would be in the best interests of SGRP and all of its stockholders. The foregoing description of the July 10 Email is qualified in its entirety by reference to the July 10 Email filed with this Current Report on Form 8-K (this "Report") as Exhibit 99.1, which is incorporated herein by reference.

Background: Recent Actions of the Majority Stockholders and their Control Group

On June 1, 2018, June 29, 2018, July 5, 2018, August 6, 2018 and January 25, 2019, the Majority Stockholders each filed an amended Schedule 13D with the Securities and Exchange Commission (the "SEC"), in which they each acknowledged that they "may be deemed to comprise a 'group' within the meaning of [the Securities Exchange Act of 1934]" and "may act in concert with respect to certain matters", including various listed items. Pursuant to those Schedule 13D filings, the Majority Stockholders have acted as a control group and adopted written consents to unilaterally, and without the participation of SGRP's Board of Directors (the "Board"), Governance Committee or other stockholders, endeavoring to: approve the selection, appointment and election of Mr. Jeffrey A. Mayer as a director of SGRP; remove Lorrence T. Kellar as an independent director of SGRP; and change SGRP's By-Laws in order to (among other things) remove authority from the Board through new supermajority requirements and stockholder only approvals (the "Proposed Amendments"), which the Governance Committee believed weakened the Board's independence, and which were contested by SGRP and ultimately concluded in a negotiated settlement that included Mayer's appointment, Mr. Kellar's forced retirement, and the adoption of SGRP's Amended and Restated By-Laws on January 18, 2019 (the "Delaware Settlement"). See PART II, Item 1 -Legal Proceedings - RELATED PARTIES AND RELATED PARTY LITIGATION, in SGRP's Quarterly Report on Form 10-Q as filed with the SEC on May 15, 2019.

In the Delaware Settlement, the parties agreed to amend and restate SGRP's By-Laws (the "2019 Restated By-Laws") with negotiated changes to the Proposed Amendments that preserved the current roles of the Governance Committee and Board in the location, evaluation, and selection of candidates for director and in the nominations of those candidates for the annual stockholders' meeting and appointment of those candidates to fill Board vacancies (the "Nomination Process") other than those under a stockholder written consent making a removal and appointment, which is unchanged).

Prior to SGRP's 2019 annual stockholders' meeting (the "2019 Annual Meeting"), Jack Partridge, an independent director of SGRP, retired effective as of the close of business on May 15, 2019. Mr. Partridge indicated that he was prepared to serve on the Board for another year, but based on Mr. Partridge's discussions with Mr. Bartels and the preliminary vote totals (including Mr. Brown's votes), Mr. Partridge believed that the Majority Stockholders would vote "against" him, so he elected to retire before the 2019 Annual Meeting. Following the departure of Messrs. Kellar and Partridge, SGRP had two fully independent directors, Arthur B. Drogue and R. Eric McCarthey. Jeffery Mayer is also considered independent except for related party matters.

Threatened Removal of Arthur B. Drogue as a Director

On July 12, Mr. Brown sent in an email communication to Mr. Drogue, with a copy to Mr. Bartels, a draft Amendment No. 5 to Schedule 13D from Mr. Brown (the "Draft Schedule 13D") that indicated the Majority Stockholders intended to deliver a written consent action to SGRP resolving to remove Mr. Drogue from the Board. The foregoing description of the Draft Schedule 13D is qualified in its entirety by reference to the Draft Schedule 13D filed with this Report as Exhibit 99.2, which is incorporated herein by reference. In addition to the July 10 Email and the Draft Schedule 13D, Mr. Drogue engaged in various telephonic conversations with the Majority Stockholders in connection with the matters described in the July 10 Email and the Draft Schedule 13D where he reiterated his position and the position of the independent directors that the Board was acting, and would continue to act, in the best interests of SGRP and all of its stockholders, including by maintaining a majority independent Board, as required by applicable NASDAQ and SEC rules and by refusing to pay expenses for affiliates of the Majority Stockholders when the payment of those expenses were not approved by management and the Audit Committee and were not in the best interests of SGRP and its stockholders.

During such conversations, the Majority Stockholders said that Mr. Drogue and any other directors of SGRP who have not been complying with the Brown Demands would need to acquiesce to the Brown Demands or resign from the Board.

In response to the July 10 Email, the Brown Demands and the Draft Schedule 13D, Mr. Drogue sent an email, dated July 24, 2019, to Mr. Bartels (the "Response to Brown Demands") outlining the reasons the recent actions taken, and proposed to be taken, by the Majority Stockholders are not in the best interests of all SGRP stockholders, and Mr. Drogue further indicated that he would not comply with the Brown Demands and would not resign. The foregoing description of the Response to Brown Demands is qualified in its entirety by reference to the Response to Brown Demands filed with this Report as Exhibit 99.3, which is incorporated herein by reference.

After Mr. Drogue sent the Response to Brown Demands, he received an email correspondence from Mr. Bartels on August 5, 2019, dated August 3, 2019, in which Mr. Bartels reiterated certain of the Brown Demands and that the Majority Stockholders have the right to remove any director (the "August 3 Email"). The August 3 Email: (1) erroneously indicates that certain NASDAQ independence and director nomination rules do not apply to SGRP (incorrectly citing an exception applicable to underwritings, senior debt and the like); (2) reiterates the view of the Majority Stockholders that Mr. Lazaretos meets NASDAQ and SEC independence requirements and should be immediately appointed to the Board (see Search for a Replacement Independent Director, below); and (3) reminds Mr. Drogue of the right of the Majority Stockholders to remove directors at any time and for any reason. The foregoing description of the August 3 Email is qualified in its entirety by reference to the August 3 Email filed with this Report as Exhibit 99.4, which is incorporated herein by reference.

Failure to Maintain a Majority of Independent Directors on the Board; Failure to Comply with NASDAQ Audit Committee Composition Requirements

The Board currently has only two independent directors and one director classified as independent on all but related party matters out of six (resulting from Jack W. Partridge's May 2019 forced retirement), which is less than a majority of the current Board. If Mr. Drogue is removed or resigns, the Board would only have one independent director out of five. SGRP's Audit Committee, Compensation Committee, Governance Committee and Special Committee would continue to consist of one independent director until the Governance Committee and the Board secure duly qualified independent director candidates to replace Messrs. Partridge and Drogue. The current composition of the Board and its Audit Committee, Compensation Committee and Governance Committee is in violation of the NASDAQ rules and such committees' respective charters.

Despite the actions of the Majority Stockholders, the Board and the Governance Committee have determined that the Board should always have a majority of independent directors as required by NASDAQ and the SEC. The Board and Governance Committee have continued to follow the Nomination Process and search for an independent director replacement for Mr. Partridge. SGRP's Statement of Policy Regarding Director Qualifications and Nominations dated as of May 18, 2004, requires that (among other things) that a majority of the directors of the Board, and all of the members of its Audit Committee, Compensation Committee and Governance Committee, be independent directors.

Additionally, NASDAQ Listing Rule 5605(b)(1) requires a majority of the board of directors of a listed company to consist of independent directors, as defined in Rule 5605(a)(2), and NASDAQ Listing Rule 5605(c)(2) requires the audit committee of a listed company to be composed of at least three members, all of whom must be independent (together, the "Board Independence Rules"). When similar circumstances occurred last year in connection with the forced retirement of Lorrence Kellar, SGRP received a notification letter from NASDAQ dated December 13, 2018, stating that SGRP no longer complied with NASDAQ's Board Independence Rule and had approximately 30 days to regain compliance with the NASDAQ Listing Rules.

On July 24, 2019, SGRP received a phone call from a NASDAQ representative expressing concern with respect to (1) the Board's lack of independence following Mr. Partridge's forced retirement; (2) the number of independent directors serving on the Audit Committee, Compensation Committee and Governance Committee (which, as of July 24, 2019, was two members on each such committee); and (3) the independence of Mr. Lazaretos, who, along with several other director candidates, is currently under review by the Governance Committee.

On July 25, 2019, SGRP received a letter from NASDAQ notifying SGRP that it was not in compliance with the Board Independence Rules and that SGRP has until the earlier of: (1) the next annual stockholders' meeting of SGRP or May 15, 2020, or (2) November 11, 2019, if the next annual stockholders' meeting is held before November 11, 2019 (the "Board Independence Deadline"). Accordingly, the forced retirement of Mr. Partridge and the threatened removal of Mr. Drogue, in each case directly resulting from the actions of the Majority Stockholders, may cause SGRP to be delisted by NASDAQ for failing to adhere to the Board Independence Rules.

The independent directors of the Board and the management of SGRP believe that if Mr. Drogue is ultimately removed from the Board and the directors selected for nomination and election by the Majority Stockholders comprise a majority of the Board, the newly constituted and potentially non-independent Board may cause NASDAQ to reconsider and escalate its deadline for corrective action by the Company and proceed with delisting SGRP for failure to comply with the Board Independence Rules (as defined below).

Search for a Replacement Independent Director

Even before Mr. Partridge's forced retirement, the Majority Stockholders lobbied (and have continued to lobby) the Board to add Mr. Lazaretos, a resident of Greece, as a director of SGRP. Mr. Lazaretos has been associated with the Majority Stockholders since 2000 when he first worked for SGRP. He has since provided services to SPAR Infotech, Inc. ("Infotech"), which is owned by Mr. Brown, and the costs of those services were included in Infotech's lawsuit against SGRP respecting "alleged" unreimbursed expenses in the acquisition of a Brazil subsidiary.

At and since the May Board meeting, SGRP's Governance Committee has insisted on following the Nomination Process agreed to in the Delaware Settlement to fill the vacancy created by Mr. Partridge's forced retirement. Mr. Brown and Mr. Bartels have repeatedly tried to circumvent the agreed upon Nomination Process to immediately put Mr. Lazaretos on the Board. Mr. Bartels unilaterally invited Mr. Lazaretos to the May Board meeting before Mr. Partridge's forced retirement and sought to have Mr. Lazaretos appointed to the Board immediately. Additionally, Mr. Brown generally has been copying Mr. Lazaretos on his emails to the Board and its committees.

Complying with the stockholder approved Nomination Process, SGRP's Governance Committee has recently conducted a search and evaluation for a new independent director to replace Mr. Partridge. Of the four finalists, two candidates were recommended by the Majority Stockholders (including Mr. Lazaretos), and two candidates were identified by an independent, third-party executive search firm (the "Independent Search Firm"). An outside evaluation conducted by the Independent Search Firm found Mr. Lazaretos to be unqualified to be a public company director and that other identified director candidates under consideration by the Governance Committee were better qualified to serve as directors of SGRP. An independent Delaware law firm (the "Delaware Law Firm") has determined that Mr. Lazaretos does not satisfy the NASDAQ, SEC and Delaware independence requirements. Pursuant to its authority under SGRP's governing documents, SGRP's Governance Committee has determined that Mr. Lazaretos does not qualify as an independent director, based on feedback from references, Management, the Delaware Law Firm, and its own evaluations and determinations respecting compliance with applicable SEC and NASDAQ independence and other standards.

However, the Majority Stockholders continue to insist upon the immediate appointment of Mr. Lazaretos as a director. In fact, on August 8, 2019, Mr. Bartels sent an email to Mr. Drogue attaching an unauthorized and unsolicited draft press release announcing the appointment of Mr. Lazaretos as a director, which has not happened (the "Draft Press Release"). The Draft Press Release repeatedly refers to Mr. Lazaretos as an independent director, despite (1) the contrary determinations made by the Delaware Law Firm and the Governance Committee and (2) the initial verbal indications from SGRP's contact person at NASDAQ that Mr. Lazaretos may not be viewed by NASDAQ as independent.

SGRP's Governance Committee believes that if the Majority Stockholders put Mr. Lazaretos on the Board through a written consent action (which is within their rights), the Board size would have to be increased (requiring stockholder approval) and additional independent directors would need to be added to satisfy the Board Independence Rules.

Although the Majority Stockholders can eventually appoint a director on the Board through their right to act by written consent, they cannot determine independence. Only the Governance Committee can determine independence under the NASDAQ rules and SGRP's governing documents. The most recent amendments to SGRP's governing documents were agreed to by the Majority Stockholders in the Delaware Settlement and continued the Nomination Process (including the continuation of the Governance Committee's authority to identify, select and nominate qualified director candidates).

SGRP's Governance Committee currently plans to submit a final nominee to the full Board later this month, and it will be arranging candidate interviews at its upcoming meeting on August 15, 2019. SGRP intends to submit to NASDAQ documentation, including biographies of any new directors, evidencing compliance with the Board Independence Rules no later than the Board Independence Deadline.

In the event SGRP does not regain compliance with the Board Independence Rules by the Board Independence Deadline, or if more independent directors are removed, or if more non-independent directors are added, NASDAQ may delist SGRP's securities before the Board Independence Deadline. Repeated violations or intentional violations by the Majority Stockholders could lead to an accelerated or immediate delisting by NASDAQ.

Risks of a NASDAQ Delisting and Penny Stock Trading

There can be no assurance that SGRP will be able to correct the current or any future NASDAQ rule deficiencies described herein, or that if timely corrected, SGRP will be able to comply in the future with such NASDAQ rules. If SGRP fails to gain compliance with or further breaches such NASDAQ rules, NASDAQ may commence delisting procedures against SGRP (during which SGRP may appeal the delisting determination based on the current breach to a NASDAQ hearings panel). Repeated violations or intentional violations by the Majority Stockholders could lead to an accelerated or immediate delisting. If shares of SGRP Common Stock are ultimately delisted by NASDAQ, the market liquidity of the SGRP Common Stock could be adversely affected and its market price could decrease, even though such shares may continue to be traded over-the-counter, due to (among other things) the potential for increased spreads between bids and asks, lower trading volumes and reporting delays in over-the-counter trades and the negative implications and perceptions that could arise from such a delisting.

In addition to the foregoing, if the SGRP Common Stock is delisted from NASDAQ and is traded on the over-the-counter market, the application of the "penny stock" rules could adversely affect the market price of the SGRP Common Stock and increase the transaction costs to sell those shares. The SEC has adopted regulations which generally define a "penny stock" as any equity security not listed on a national securities exchange or quoted on NASDAQ that has a market price of less than $5.00 per share, subject to certain exceptions. If the SGRP Common Stock is delisted from NASDAQ and is traded on the over-the-counter market at a price of less than $5.00 per share, the SGRP Common Stock would be considered a penny stock. Unless otherwise exempted, the SEC's penny stock rules require a broker-dealer, before a transaction in a penny stock, to deliver a standardized risk disclosure document that provides information about penny stock and the risks in the penny stock market, the current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. Further, prior to a transaction in a penny stock occurs, the penny stock rules require the broker-dealer to provide a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's agreement to the transaction. If applicable in the future, the penny stock rules may restrict the ability of brokers-dealers to sell the SGRP Common Stock and may affect the ability of investors to sell their shares, until the SGRP Common Stock is no longer a penny stock.

Potential Involvement of SGRP Directors in Reorganized SBS

On August 6, 2019, with the support of (among others, the Clothier and Rodgers plaintiffs and the Company, the Court approved the Settlement Agreement and the SBS Reorganization pursuant to the SBS Plan (the "SBS Settlement") in the SBS Chapter 11 Case. See SGRP's Current Report on Form 8-K as filed with the SEC on August 8, 2019 and see Note 8 to the Company's Consolidated Financial Statements - Commitments and Contingencies -- Related Parties and Related Party Litigation and SBS Bankruptcy, in SGRP's Quarterly Report on Form 10-Q as filed with the SEC on May 15, 2019.

On July 29, 2019, Mr. Robert G. Brown swore in his declaration supporting SBS' reorganization in the SBS Chapter 11 Case that, William H. Bartels and Peter W. Brown, each a director of SGRP, would be part of the management of the reorganized SBS, which is a potential competitor of the Company. Despite Mr. Brown's sworn court declaration to the contrary, Mr. Bartels has denied that he will be part of such management. See SGRP's Current Report on Form 8-K as filed with the SEC on August 8, 2019 (the "SBS Settlement Report").

Forward Looking Statements

This Current Report on Form 8-K and the attached Exhibits (this "Current Report"), contain "forward-looking statements" within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, made by, or respecting, SGRP and its subsidiaries (together with SGRP, the "SPAR Group" or the "Company"), and this Current Report has been filed by SGRP with the SEC. "Forward-looking statements" are defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other applicable federal and state securities laws, rules and regulations, as amended (together with the Securities Act and Exchange Act, the "Securities Laws").

All statements (other than those that are purely historical) are forward-looking statements. Words such as "may," "will," "expect," "intend", "believe", "estimate", "anticipate," "continue," "plan," "project," or the negative of these terms or other similar expressions also identify forward-looking statements. Forward-looking statements made by the Company in this Current Report may include (without limitation) statements regarding: risks, uncertainties, cautions, circumstances and other factors ("Risks"); and plans, intentions, expectations, guidance or other information respecting the potential negative effects of the Company's failure to comply with the NASDAQ's continued listing requirements in the future, any further loss of Board independence or other change in Board composition, any related party payments or settlements that may be authorized by a reconstituted Board, any other settlement with the Majority Stockholders or their companies, or the pursuit or achievement of the Company's five corporate objectives (growth, customer value, employee development, greater productivity & efficiency, and increased earnings per share), building upon the Company's strong foundation, leveraging compatible global opportunities, growing the Company's client base and contracts, continuing to strengthen its balance sheet, growing revenues and improving profitability through organic growth, new business development and strategic acquisitions, and continuing to control costs.

You should carefully review and consider the Company's forward-looking statements (including all risk factors and other cautions and uncertainties) and other information made, contained or noted in or incorporated by reference into this Current Report, but you should not place undue reliance on any of them. The results, actions, levels of activity, performance, achievements or condition of the Company (including its affiliates, assets, business, clients, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, performance, prospects, sales, strategies, taxation or other achievement, results, risks, trends or condition) and other events and circumstances planned, intended, anticipated, estimated or otherwise expected by the Company (collectively, "Expectations"), and our forward-looking statements (including all Risks) and other information reflect the Company's current views about future events and circumstances. Although the Company believes those Expectations and views are reasonable, the results, actions, levels of activity, performance, achievements or condition of the Company or other events and circumstances may differ materially from our Expectations and views, and they cannot be assured or guaranteed by the Company, since they are subject to Risks and other assumptions, changes in circumstances and unpredictable events (many of which are beyond the Company's control). In addition, new Risks arise from time to time, and it is impossible for the Company to predict these matters or how they may arise or affect the Company. Accordingly, the Company cannot assure you that its Expectations will be achieved in whole or in part, that it has identified all potential Risks, or that it can successfully avoid or mitigate such Risks in whole or in part, any of which could be significant and materially adverse to the Company and the value of your investment in the SGRP Common Stock.

These forward-looking statements reflect the Company's Expectations, views, Risks and assumptions only as of the date of this Current Report, and the Company does not intend, assume any obligation, or promise to publicly update or revise any forward-looking statements (including any Risks or Expectations) or other information (in whole or in part), whether as a result of new information, new or worsening Risks or uncertainties, changed circumstances, future events, recognition, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Email correspondence from Robert G. Brown to Arthur B. Drogue respecting concerns of the majority stockholders, dated July 10, 2019.

99.2	Draft Amendment No. 5 to Schedule 13D, received by Arthur B. Drogue from Robert G. Brown on July 12, 2019.

99.3	Email correspondence from Arthur B. Drogue to William H. Bartels respecting certain demands made by the majority stockholders of SGRP, dated July 24, 2019.

99.4	Email correspondence from William H. Bartels to Arthur B. Drogue respecting certain demands made by the majority stockholders of SGRP, dated August 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPAR Group, Inc.

Date: August 10, 2019	By:	/s/ James R. Segreto
James R. Segreto, Chief Financial Officer